UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 4, 2006

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

        First Indiana Bank, N.A. (the “Bank”), a subsidiary of First Indiana Corporation has completed the previously announced agreement to sell its trust business to Marshall & Ilsley Trust Company N.A., a subsidiary of Marshall & Ilsley Corporation. The sale closed January 3, 2006, and the Bank received $15.0 million in cash proceeds. A press release in regard to the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Bank has a correspondent banking relationship with M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsely Corporation, and has entered into a contract with Metavante Corporation, another subsidiary of Marshall & Ilsely Corporation, for the provision of technology services to First Indiana.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release dated January 4, 2006.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION
Date: January 4, 2006	By:	/s/ William J. Brunner William J. Brunner Chief Financial Officer